CONTACTS:     Thomas E. Hoppin      Robert Fort
               CSX Corporation       Norfolk Southern Corporation
               804-782-1450          757-629-2710

 FOR IMMEDIATE RELEASE

           CSX AND NORFOLK SOUTHERN FILE APPLICATION
       FOR HISTORIC RESTRUCTURING OF EASTERN RAIL SYSTEM
  Carriers Seek STB Approval for Division of Conrail System

     WASHINGTON - June 23, 1997 - CSX Corporation (NYSE: CSX) and Norfolk Southern Corporation (NYSE: NSC) today asked the Surface Transportation Board to approve their acquisition of Conrail Inc. The proposed transaction would reshape the eastern rail system and restore competition to the largest market in the Northeast for the first time in more than two decades.

     The two carriers filed an eight-volume application detailing nearly $1 billion in public benefits from the transaction, which will usher in a new era of rail service and rail-truck competition. The 15,000-page application lists dozens of service and infrastructure improvements that will deliver more reliable and efficient service to thousands of customers.

     In presenting the case for the most far-reaching railroad restructuring in history, the companies said they will spend a combined $1.2 billion for capital improvements. The money will be spent over three years for such things as track improvements, added capacity, new or expanded freight terminals, clearance projects, new automobile distribution centers.

     The two carriers announced April 8 that they had reached an agreement to acquire Conrail and operate its routes and assets in a $10 billion transaction, with Norfolk Southern getting 58 percent and CSX 42 percent. Today's filing starts the clock on the 350-day schedule the Surface Transportation Board (STB) has set to consider the application.

     In the application, the companies said their plan will create balanced competition in the East, extend their reach into large new markets and replace Conrail's monopoly with head-to-head rail competition. The companies said the transaction will stimulate economic growth in the Northeast by improving transportation options for industries throughout the region.

     The restructuring will result in two well-matched rail systems with both providing single-line service. CSX will operate more than 23,000 route miles in 23 states and Norfolk
Southern more than 21,000 miles in 22 states.

     "For the first time since the 1960s, we will have two balanced Class I railroads competing throughout the eastern United States," John W. Snow, chairman, president and chief executive officer of CSX, said in a statement submitted to the Board. "This new era of competition will be between two vigorous companies that have a proud record of seeking maximum efficiency and good rates for customers."

     David R. Goode, chairman, president and chief executive officer of Norfolk Southern, said, "The transaction is by far the most pro-competitive railroad restructuring in history. It will create two new Northeast/Southeast rail systems that will do their utmost to best each other in the marketplace every day. This will bring about a blossoming of rail competition the likes of which the Northeast has not experienced in decades."

     In support of their application, Norfolk Southern and CSX submitted to the STB more than 2,300 letters from shippers, public officials and other railroads, the strongest show of support ever for a railroad transaction.

     "The elimination of the Conrail monopoly alone is a substantial public benefit," the two railroads said in their application, noting that many customers will benefit from more efficient routings and extended single-line service that will eliminate delays and the costs of transferring shipments from one rail carrier to another.

     In addition, the projected diversion of traffic from congested highways to rail will deliver significant benefits to the public. The two carriers estimated that within three years the transaction annually will save 120 million gallons of diesel fuel, eliminate more than a million truck trips, reduce truck traffic on the nation's highways by more than 780 million miles, and save about $94 million in highway maintenance costs.

     Detailing the planned capital investments, CSX estimated it will spend more than $488 million for projects that include $83 million for Conrail route improvements, $151 million in corridor upgrades, nearly $76 million for expansion or improvement of intermodal and automobile facilities, more than $77 million for merchandise terminals, and the remainder in mechanical facilities and other projects.

     Norfolk Southern said it will spend about $729 million on major capital improvements and equipment purchases. The projects include about $220 million for expansion or improvements in intermodal facilities, $130 million for corridor upgrades, about $70 million to improve existing Conrail routes, $30 million for new automobile facilities, about $100 million to improve mechanical facilities, $26 million for track connections and $98 million for new equipment.

     Other highlights of the joint application:
     . A huge increase in single-line service, providing shippers with shorter transit times and more reliable service. For shipments of automobiles, chemicals, agricultural commodities and other merchandise, a projected 233,000 additional shipments will move on a single carrier with no intermediate transfer.
     . A 15,000-shipment increase in single-line service for coal.
     . The return of competitive rail service to the New York/New Jersey metropolitan area, the largest consumer market in the country, for the first time in more than two decades.

     The transaction will affect employment through the creation, transfer and elimination of certain positions over three years. CSX and Norfolk Southern project that over that period they jointly will eliminate about 3 percent of the nearly 73,000 positions at the three railroads. CSX and Norfolk Southern said they expect the restructuring in the long run will boost rail transportation and create new jobs in the industry.

     CSX Corporation, headquartered in Richmond, Va., is an international transportation company offering a variety of rail, container-shipping, intermodal, trucking, barge and contract logistics management services. The company's 18,500 route-mile rail system links 20 states in the East and Midwest.

     Norfolk Southern is a Virginia-based holding company with headquarters in Norfolk, Va. It owns a major freight railroad, Norfolk Southern Railway Company, which operates about 14,300 miles of road in 20 states, primarily in the Southeast and Midwest, and the Province of Ontario, Canada. The corporation also owns North American Van Lines, Inc., and Pocahontas Land Corporation, a natural resources company.

                              ###

Additional information about the transaction can be found on the World Wide Web sites of CSX (http://www.csx.com) and Norfolk
Southern (http://www.nscorp.com).

                            Backgrounder:

                        THE NORFOLK SOUTHERN
                           OPERATING PLAN

        Norfolk Southern's operation and integration of Conrail lines with the existing NS system will restore and enhance rail competition and will improve rail efficiency throughout the East.

The transaction, by far the most pro-competitive railroad restructuring in history, will create two expanded rail systems in the eastern United States, offering rail competition not seen in the Northeast for decades.

The restructured rail systems will build upon the two carrier competition between Norfolk Southern and CSX Transportation that has thrived in the Southeast for two decades. The increase in transportation efficiency also will be two-fold, because Norfolk Southern and CSXT each will try to outperform the other in the marketplace with safer, faster, and more reliable rail transportation services.

The Operating Plan filed with the federal Surface Transportation Board explains operation of the New Norfolk Southern's expanded 21,400-mile system in 22 states and the Province of Ontario, Canada, and details service efficiencies and cost savings.

Norfolk Southern will invest more than $700 million in construction and improvement projects to allow seamless movement of freight between Conrail routes operated by NS and the current
NS system and better connections with other railroads, such as Union Pacific and Illinois Central.

This integration of routes is the key to delivering more competition coupled with more and better single system service.
Under the Operating Plan the number of rail shipments that will move by one railroad rather than two will greatly increase. This improved efficiency is particularly important for service sensitive intermodal and automotive customers.

Rail users throughout the country will benefit because most rail freight crosses regional boundaries. In the East and Midwest, shippers will be able to expand their market reach, while customers will be able to choose from more suppliers. In addition, the restructuring will eliminate more than one million truck trips from eastern and midwestern highways each year -- diverting 589,000 truckloads annually to Norfolk Southern alone. Highway traffic congestion, fuel consumption, accidents, and pollution will be reduced, and highway maintenance costs will decline.

For coal producers, the Operating Plan shows that the New Norfolk Southern System will provide direct access to many more customers. Coal volume moving between current NS lines and NS-operated Conrail lines will grow from 4 million tons in 1996 to an estimated 12 million tons in several years and even greater amounts in the future.

For intermodal customers, single line routings will significantly improve speed and reliability on lines linking current Norfolk Southern markets in the Southeast and Midwest with current Conrail northeastern markets. For example, new service will be added along Norfolk Southern's new Shenandoah Route, which connects New York, Philadelphia, and Pittsburgh to Norfolk Southern points in the Southeast and to the West via New Orleans. Transit times between the Southeast and Northeast will be reduced through more efficient routings, and additional corridors will be cleared to allow doublestack container service.

For automobile manufacturers, the New Norfolk Southern System will speed delivery of new vehicles to dealers over new single system routes. More than 19,000 carloads of new vehicles and more than 21,000 carloads of parts will gain single line routing under the Operating Plan. The New Norfolk Southern System network is designed to move 90 percent of available vehicle traffic in dedicated trains, reducing transit time and damage.

For chemicals customers, most of which provide their own railcars, the New Norfolk Southern System service network will improve equipment utilization by eliminating costly delays in transferring shipments between Norfolk Southern and Conrail. Assuming a 24-hour service improvement for only the 18,000 carloads of chemicals traffic interchanged between NS and Conrail in 1996, these customers could save an estimated $360,000 in annual equipment costs.

The New Norfolk Southern System will add or improve three service routes to link the Northeast and the Midwest:

- The Penn Route will be the shortest rail route between northern New Jersey and Chicago. More than $300 million will be invested during the first three years of operation of the New Norfolk Southern System for substantial clearance and capacity improvements for traffic growth, particularly for intermodal and automotive traffic. New auto terminals will be built in the Philadelphia and Baltimore areas, and intermodal terminals will be built, expanded, or improved in northern New Jersey, the Philadelphia area, Pittsburgh, Harrisburg (Rutherford), and Allentown, Pennsylvania, and Baltimore.

- The Southern Tier Route will integrate Conrail's Southern Tier Line across New York State with Norfolk Southern's existing Buffalo-Cleveland line. This new route will be an important New Norfolk Southern System doublestack route into the New York metropolitan area market and will provide access to connecting carriers serving New England. Norfolk Southern will invest approximately $35 million during the first three years of operation, making the route more efficient. These improvements will be much needed, because the Operating Plan projects that the New Norfolk Southern System will run eight through trains per day on this route, in addition to CP/St. Lawrence & Hudson and New York, Susquehanna & Western operations that now use and will continue to use the Southern Tier Line under existing trackage and haulage rights.

- The Southwest Gateway Route will connect Norfolk Southern's Kansas City line with Conrail lines at Vermilion, Ohio, and Butler, Indiana, for connection with the Penn Route. This new route will bypass the congested Chicago and St. Louis gateways. Norfolk Southern will invest more than $55 million in the route during the first three years of operation for capacity improvements and new connections. Connections at Sidney, Illinois, with Union Pacific and at Tolono, Illinois, with Illinois Central will offer competitive service for heavy petrochemical and other flows between the Northeast and southwestern and Gulf Coast states.

Four major New Norfolk Southern System routes will spur improved service between the Northeast and Southeast:

- The Piedmont Route will connect these regions using two corridors north of Manassas, Virginia. One leg via Allentown and Harrisburg, Pennsylvania, and Hagerstown, Maryland, will carry freight between the Southeast and the Philadelphia area; it also will be the clearance route for doublestack and multilevel (vehicle) traffic. The second route will use Amtrak's Northeast Corridor via Baltimore, Wilmington, Delaware, and Philadelphia for southeastern traffic and for Triple Crown RoadRailer service. New RoadRailer terminals will be built along this route in Philadelphia, Baltimore, and Charlotte, North Carolina.

- The Shenandoah Route will handle northeastern traffic via Harrisburg, Pennsylvania, Roanoke, Virginia, and Knoxville and Chattanooga, Tennessee, to Atlanta and via the New Orleans and Memphis gateways to the West. More than $33 million will be invested in this route for sidings as well as doublestack clearances between Front Royal and Roanoke, Virginia. This route parallels Interstate 81, and the New Norfolk Southern System expects to draw significant general merchandise and intermodal freight from trucks to rail service on this route. Coal between Central Appalachian coal fields and the Northeast also will move via this route.

- The Mid-South Route will extend from Chicago, Detroit, Cleveland, and Pittsburgh to the Southeast via Cincinnati. Most of this route already is cleared to handle domestic doublestack traffic, and planned capital investments will provide the remaining clearances, add track capacity, and expand intermodal terminals at Cincinnati and Columbus, Ohio. This route will be particularly beneficial to automotive customers expected to move heavy volumes of time-sensitive traffic.

- The Bridge Route will connect the Southeast with Upstate New York, Canada, and New England through Harrisburg. Much of this route will consist of Norfolk Southern haulage over CP/St. Lawrence & Hudson from Sunbury, Pennsylvania, to Albany, New York, via Binghamton, New York. CP and Norfolk Southern will invest more than $11 million in the Sunbury line to enable it to handle domestic doublestacks and heavy freight. Paper, clay and intermodal traffic will be the principal commodities handled. Three markets -- Detroit, northern New Jersey, and the southern New Jersey/- Philadelphia area -- will be within new "Shared Assets Areas." Rail customers within these Shared Assets Areas will have direct two-carrier competition through access to both the New Norfolk Southern System and CSXT. In other areas, special arrangements will ensure competitive rail service. For example, Norfolk Southern will operate former Monongahela Railway lines serving the coal mining region south of Pittsburgh, one of Conrail's largest markets, and CSXT will have direct access to all customers. In Indianapolis and six other markets in Indiana, Ohio, and Illinois, NS and CSXT will exchange trackage and other rights to preserve competition. When the New Norfolk Southern System Operating Plan is fully implemented, the estimated public benefit is almost $500 million. These public benefits consist of the following approximate amounts: $255 in operating savings, $90 million in shipper logistics costs reductions, $80 million in rate-related competitive effects, and $45 million in reduced highway costs as a result of truck to rail diversion of traffic.